Exhibit 99.1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT (the “Agreement”) is made and entered into as of this 19th day of March, 2010 by and among Juan José Cueto Plaza, Ignacio Javier Cueto Plaza, Enrique Miguel Cueto Plaza, María Esperanza Cueto Plaza, Isidora Cueto Cazes, Felipe Jaime Cueto Ruiz-Tagle, María Emilia Cueto Ruiz- Tagle, Andrea Raquel Cueto Ventura, Daniela Esperanza Cueto Ventura, Valentina Ara Cueto Ventura, Alejandra Sonia Cueto Ventura, Francisca María Cueto Ventura, Juan José Cueto Ventura, Manuela Cueto Sarquis, Pedro Cueto Sarquis, Juan Cueto Sarquis, Antonia Cueto Sarquis, Manuela Cueto Sarquis, Fernanda Cueto Délano, Ignacio Cueto Délano, Javier Cueto Délano, Pablo Cueto Délano, José Cueto Délano, Nieves Isabel Alcaíno Cueto, María Elisa Alcaíno Cueto, María Esperanza Alcaíno Cueto, Inversiones Mineras del Cantábrico S.A., Costa Verde Aeronáutica S.A., Inversiones Costa Verde Limitada y Compañía en Comandita por Acciones, Inversiones Costa Verde Limitada, Inmobiliaria e Inversiones La Espasa Limitada, Inmobiliaria e Inversiones Caravia Limitada, Inmobiliaria e Inversiones Puerto Claro S.A., Inmobiliaria e Inversiones Priesca Limitada, Inmobiliaria e Inversiones El Fano Limitada, South Andean Investments (Chile) S.A. and Isidora Cueto Cazes y Compañía Limitada.

The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on schedules 13D and 13G, and any amendments thereto (“13D and 13G Filings”) required to be filed by them pursuant to sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of the common shares of Lan Airlines S.A. and other securities representing, or convertible into, such shares.  Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all 13D and 13G Filings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

[Signature pages follow]

March 19, 2010	JUAN JOSÉ CUETO PLAZA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza
March 19, 2010	IGNACIO JAVIER CUETO PLAZA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	ENRIQUE MIGUEL CUETO PLAZA By: /s/ Juan José Cueto Plaza Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	MARÍA ESPERANZA CUETO PLAZA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	ISIDORA CUETO CAZES By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	FELIPE JAIME CUETO RUIZ-TAGLE By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	MARÍA EMILIA CUETO RUIZ-TAGLE By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	ANDREA RAQUEL CUETO VENTURA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	DANIELA ESPERANZA CUETO VENTURA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	VALENTINA ARA CUETO VENTURA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	ALEJANDRA SONIA CUETO VENTURA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	FRANCISCA MARÍA CUETO VENTURA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	JUAN JOSÉ CUETO VENTURA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	MANUELA CUETO SARQUIS By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	PEDRO CUETO SARQUIS By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	JUAN CUETO SARQUIS By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	ANTONIA CUETO SARQUIS By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	MANUELA CUETO SARQUIS By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	FERNANDA CUETO DÉLANO By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	IGNACIO CUETO DÉLANO By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	JAVIER CUETO DÉLANO By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	PABLO CUETO DÉLANO By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	JOSÉ CUETO DÉLANO By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	NIEVES ISABEL ALCAÍNO CUETO By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	MARÍA ELISA ALCAÍNO CUETO By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	MARÍA ESPERANZA ALCAÍNO CUETO By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Attorney-in-Fact
March 19, 2010	INVERSIONES MINERAS DEL CANTABRICO S.A. By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Legal Representative
March 19, 2010	COSTA VERDE AERONÁUTICA S.A. By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Legal Representative
March 19, 2010	INVERSIONES COSTA VERDE LIMITADA Y COMPAÑÍA EN COMANDITA POR ACCIONES By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Legal Representative
March 19, 2010	INVERSIONES COSTA VERDE LIMITADA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Legal Representative
March 19, 2010	INMOBILIARIA E INVERSIONES LA ESPASA LIMITADA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Legal Representative
March 19, 2010	INMOBILIARIA E INVERSIONES CARAVIA LIMITADA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Legal Representative
March 19, 2010	INMOBILIARIA E INVERSIONES PUERTO CLARO S.A. By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Legal Representative
March 19, 2010	INMOBILIARIA E INVERSIONES PRIESCA LIMITADA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Legal Representative
March 19, 2010	INMOBILIARIA E INVERSIONES EL FANO LIMITADA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Legal Representative
March 19, 2010	SOUTH ANDEAN INVESTMENTS (CHILE) S.A. By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Legal Representative
March 19, 2010	ISIDORA CUETO CAZES Y COMPAÑIA LIMITADA By: /s/ Juan José Cueto Plaza Name: Juan José Cueto Plaza Title: Legal Representative